UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                Date of Report (Date of earliest event reported):
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                               September 9, 2003


                         Espey Mfg. & Electronics Corp.
                       -----------------------------------
               (Exact name of registrant as specified in charter)


        New York                        1-4383                 14-1387171
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(State or other jurisdiction     (Commission file number)    (IRS employer of
   incorporation)                  identification no.)


                 233 Ballston Avenue, Saratoga Springs, NY 12866
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 584-4100
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ITEM 4. Changes in Registrant's Certifying Accountant

(a) On September 9, 2003, the audit committee of Espey Mfg. & Electronics Corp. dismissed PricewaterhouseCoopers LLP as its independent accountants. The Company's Audit Committee has appointed another independent public accounting firm, subject to such firm's normal client acceptance processes and procedures, and the Company intends to file a Form 8-K upon completion of this process.

(b) The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for each of the two years in the period ended June 30, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(c) In connection with its audits for the two most recent fiscal years and through September 9, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the finacial statements for such years.

(d) During the two most recent fiscal years and through September 9, 2003, there have been no reportable events as defined is SK304(a)(1)(v).

(e) The Company has requested PricewaterhouseCoopers LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter is attached as Exhibit 16.1 to this report.


ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

16.1 Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission


                                       2


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                                 ESPEY MFG. & ELECTRONICS CORP.


                                                  /s/ David A. O'Neil
                                                 -------------------------------
                                                 David A. O'Neil, Treasurer and
                                                 Principal Financial Officer


Dated: September 16, 2003


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                                  EXHIBIT INDEX

Exhibit No.     Description

16.1 Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission

                                       4